Exhibit 99.1

Contacts:	For Media:	For Financials:
	John Oxford	Stuart Johnson
	Vice President	Senior Executive Vice President
	Director of External Affairs	Chief Financial Officer
	(662) 680-1219	(662) 680-1472
	joxford@renasant.com	stuartj@renasant.com

Renasant to Acquire RBC Bank (USA)’s Birmingham-Based Trust Unit

TUPELO, MISSISSIPPI (June 29, 2011) – Renasant Corporation (NASDAQ: RNST) today announced that its wholly-owned subsidiary, Renasant Bank (“Renasant”), a $4.2 billion financial institution, has entered into a definitive agreement to acquire the Birmingham, Alabama based trust department of RBC Bank (USA) (“RBC Bank”), which services clients in Alabama and Georgia. The acquisition by Renasant will not affect the separate trust operations of RBC Wealth Management in the US or RBC Trust Company (Delaware) Limited (“RBC Trust”).

Under the terms of the transaction, prior to the closing RBC Bank will transfer its $680 million in assets under management, comprised of personal and institutional clients with over 200 trust, custodial and escrow accounts, to a wholly-owned subsidiary, and Renasant will acquire all of the ownership interests in the subsidiary. The completion of the acquisition is subject to the receipt of regulatory approval and the satisfaction of certain other conditions. When finalized, Renasant expects its wealth management and trust assets under management and advisement to total approximately $1.5 billion.

“As a company with over 107 years of experience in conservative and sound business practices, we are excited to provide our new wealth management clients with the premier service and products that are the foundation of our success,” commented Renasant Chairman and Chief Executive Officer, E. Robinson McGraw. “We believe our strong capital position and liquidity have us well positioned to capitalize on banking and financial services opportunities throughout desirable markets in the southeast. As part of this growth initiative, we look to continue to expand our client base, franchise and delivery of financial services in Alabama where our current footprint consists of multiple locations in Birmingham, Huntsville, Decatur and Madison.”

“This is a tremendous opportunity to grow Renasant’s wealth management franchise by adding a team of experienced trust professionals and portfolio managers with in-depth market and product knowledge to the Renasant family,” added Rocky Miskelly, Director of Renasant Wealth Management. “We welcome all of RBC Bank’s trust clients and look forward to earning their trust and confidence.”

The transition from RBC Bank Trust to Renasant for client accounts and personnel is expected to be completed on or before August 31, 2011.

“We are excited to be joining such a strong and well respected organization as Renasant,” said, Ginny DeBardeleben, Head of Trust at RBC Bank. “Renasant and RBC Bank are committed to a seamless transfer of all client accounts on closing and we will work closely during the transition to ensure that we are providing the highest level of client service.”

The addition of RBC Bank’s Trust division to Renasant will be its sixth expansion over the past 12 months. In February, 2011, Renasant acquired the former American Trust Bank in Roswell, GA, $145 million in assets, from the FDIC as the receiver of American Trust. The acquisition added 3 branches in North Georgia and expanded Renasant’s network to 14 full-service locations in this market. During the first quarter of 2011, Renasant successfully completed the conversion of Crescent Bank & Trust of Jasper, GA, $1.0 billion in assets, which was acquired in an FDIC-assisted transaction during the third quarter of 2010. In addition, Renasant has opened 3 new full service locations during the last 12 months.

About Renasant:

Renasant Corporation is the parent of Renasant Bank and Renasant Insurance. Renasant is a 107-year-old financial institution that has assets of approximately $4.2 billion and operates over 75 banking, mortgage, financial services and insurance offices in Mississippi, Tennessee, Alabama and Georgia.

NOTE TO INVESTORS:

This news release may contain, or incorporate by reference, statements which may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.

Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in our portfolio of outstanding loans, and competition in our markets. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

###